Exhibit 10.119

GENERAL RELEASE AGREEMENT

THIS GENERAL RELEASE AGREEMENT, (the “Release Agreement”) is entered into as of October 1, 2024 (the “Effective Date”), between SOLUNA HOLDINGS, INC. (the “Company”), and UNIVEST SECURITIES, LLC (“Univest”). The Company and Univest are sometimes individually referred to herein as a “Party” and collectively as the “Parties”.

WHEREAS, Univest has served as investment banker and placement agent for the Company (the “Services”) and the Company desires to recognize contributions and settle all financial matters between Univest and the Company; and

WHEREAS, the Parties desire to terminate any agreements between them and release each other from any and all claims that they had, have or may have arising out of or in connection with the Services.

NOW THEREFORE, in consideration of the undertakings of the Parties as set forth in this Release Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

1. Termination of the Contract. The Parties mutually agree that all agreements with respect to the Services shall be terminated effective as of the Effective Date upon the receipt of a signed copy of this Agreement from each of the Parties and the issuance to Univest of the Specified Stock (as defined below).

2. Consideration. In full satisfaction of any payment obligations owed to Univest, the Company shall issue to Univest restricted shares of the Company’s common stock (the “Common Stock”) with a market value of $1,000,000, based upon the five-day VWAP ending on the day preceding the Effective Date (the “Specified Stock”). Other than the payment referenced in this Section 2, the Parties acknowledge and agree that no additional consideration of any kind is due from either Party. The Specified Stock will be included in the next registration statement of the Company, which is anticipated to be filed within thirty days of the Effective Date.

3. Leak-out.

(a) Except as otherwise expressly provided herein, and subject to any other restrictions prohibiting the offer, sale or transfer of the shares of Common Stock under applicable United States federal or state securities laws, rules and regulations (collectively, the “Regulations”), the Company and Univest agree that:

(i) During the period commencing on the day of the declaration by the Securities Exchange Commission of the effectiveness of a registration statement including the Specified Stock and continuing until the earlier of (x) the date of termination of such period as elected by the Company in its sole and absolute discretion and (y) the three month anniversary thereof (such period, the “Leak-Out Period”), Holder shall be entitled to sell the Specified Stock, subject to the following limitations: during each month of the Leak- Out Period, Holder shall not be entitled to sell any Specified Stock in excess of 1/3 of the shares of Common Stock beneficially owned by Univest and Univest’s affiliates on the day immediately prior to the first day of the Leak-Out Period.

(ii) Following the last day of the Leak-Out Period, Univest shall no longer be subject to the limitations set forth in Section 3(a)(i) hereof, and shall be entitled to sell the Subject Common Stock, as the Holder in its sole discretion may determine.

(b) During the Leak-out Period, subject to any applicable Regulations, Univest agrees, on behalf of itself and each affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of Univest which (a) had knowledge of the transactions contemplated hereby, (b) has or shares discretion relating to Univest’s investments or trading or information concerning Univest’s investments, including in respect of the Securities, or (c) is subject to Univest’s review or input concerning such affiliate’s investments or trading (collectively, the “Trading Affiliates”), that, on any trading day during the Leak Out Period, Univest will not, and will cause each of its Trading Affiliates not to, sell in the aggregate shares of Common Stock other than as set forth in Section 3(a)(i) hereof.

4. Mutual Release. The Company and Univest do hereby irrevocably and unconditionally release, cancel, and forever discharge the other Party and its directors, officers, employees, subsidiaries, affiliates, agents, and representatives from any and all claims, complaints, causes of action, demands, damages, obligations, liabilities, losses, promises, agreements, controversies, penalties, expenses, and executions of any kind or nature whatsoever, whether known or unknown, actual or potential, whether arising in law or in equity, which each Party may have, may have had, or may in the future obtain, arising out of or relating to any acts, omissions, agreements, or events relating in any manner to the Services. Each Party represents and warrants that it has not filed any action or initiated any other proceeding with any court or government authority against or involving the other Party that may constitute a claim or provide the basis for any liability that is excluded from the release provided for in this Section 4.

5. Fees and Expenses. Each Party hereto shall bear its own fees and expenses (including attorneys’ fees) incurred in connection agreement and the consummation of the transactions contemplated hereby.

6. Representations. Each Party hereby represents and warrants that it has not assigned or otherwise conveyed or delegated, in whole or in part, any claim or right that it has or may have under or related in any manner to the Agreements to any third party or person. Each Party represents that the execution and delivery of this Release Agreement is the duly authorized and binding act of the Party, and that the party’s signatory hereto is duly authorized to execute this Release Agreement on behalf of that Party.

7. No Admission of Liability. The Parties expressly agree and acknowledge that their entering into this Release Agreement shall be construed in any manner as an admission of any liability, obligation, or wrongdoing on the part of either Party. Each Party expressly denies any and all liability or wronging with respect to the Agreements.

8. Cooperation between the Parties. Each Party shall fully cooperate with the other Party with respect to the performance of this Release Agreement. Each Party will provide or make available to the other Party any information and will execute, acknowledge and deliver such further documents that may reasonably be required in order to effectively perform this Release Agreement and to evidence the termination of the Agreements and to release all obligations and liabilities of the Parties thereunder.

9. Governing Law and Venue. This Release Agreement will be governed by and interpreted in accordance with the laws of the State of Nevada, without giving effect to the principles of conflicts of law of such state. The Parties hereby agree that any action arising out of this Agreement will be brought solely in any state or federal court located in Nevada. Both Parties hereby submit to the exclusive jurisdiction and venue of any such court. THE PARTIES FURTHER AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTERCLAIM OR ACTION ARISING FROM THE TERMS OF THIS RELEASE AGREEMENT.

10. Attorneys’ Fees and Costs in Enforcement of the Release Agreement. If either Party incurs any legal fees and/or costs and expenses in any proceeding to enforce the terms of this Release Agreement or any of its rights provided hereunder, the prevailing Party shall be entitled to recover its reasonable attorneys’ fees and any court, arbitration, mediation, or other litigation expenses from the other Party.

11. Binding Agreement. This Release Agreement shall be binding upon and inure to the benefit of the successors, assigns and legal representatives of the Parties. There are no third- party beneficiaries to this Release Agreement. Each Party acknowledges and agrees that it fully understands the provisions set forth in this Release Agreement and their effect, and that each Party is voluntarily entering into this Release Agreement.

12. Severability. If any provision or portion of this Release Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions or portions shall remain in full force and effect.

13. Construction. The headings and captions appearing in this Release Agreement have been inserted for the purposes of convenience and ready reference, and do not purport to and shall not be deemed to define, limit or extend the scope or intent of the provisions to which they pertain. This Release Agreement shall not be construed more strongly against either Party regardless of which Party is more responsible for its preparation.

14. Counterparts. This Release Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument, without necessity of production of the others. An executed signature page delivered via facsimile transmission or electronic signature shall be deemed as effective as an original executed signature page.

15. Notices. All notices or other communications required under this Release Agreement shall be in writing and shall be deemed effective when received and made by either (i) hand delivery, (ii) registered mail, (iii) certified mail, return receipt requested, or (iv) overnight mail, addressed to the Party to be notified at the following address or to such other address as such Party shall specify by like notice hereunder:

If to the Company, to:	Soluna Holdings, Inc.
325 Washington Avenue Extension
Albany, New York 12205

If to Univest, to:	Univest Securities, LLC
75 Rockefeller Plaza, Suite 18C
New York, NY 10019
Attn: Bradley Richmond

16. Waiver. No waiver of any term or right in this Release Agreement shall be effective unless in writing, signed by an authorized representative of the waiving Party. The failure of either Party to enforce any provision of this Release Agreement shall not be construed as a waiver or modification of such provision, or impairment of its right to enforce such provision or any other provision of this Release Agreement thereafter.

17. Entire Agreement; Modification. This Release Agreement is the entire agreement between the Parties with respect to the subject matter hereof and supersedes any prior agreement or communications between the Parties, whether written, oral, electronic or otherwise. No change, modification, amendment, or addition of or to this Release Agreement shall be valid unless in writing and signed by authorized representatives of the Parties. Each Party hereto has received independent legal advice regarding this Release Agreement and their respective rights and obligations set forth herein. The Parties acknowledge and agree that they are not relying upon any representations or statements made by the other Party or the other Party’s employees, agents, representatives, or attorneys regarding this Release Agreement, except to the extent such representations are expressly set forth herein.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have signed this General Release Agreement on the date first set forth above.

SOLUNA HOLDINGS, INC.

By:	/s/ John Belizaire
Name:	John Belizaire
Title:	CEO

UNIVEST SECURITIES, LLC

By:	/s/ Bradley Richmond
Name:	Bradley Richmond
Title:	Chief Operating Officer